UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2008

Pharmacopeia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Restricted Stock Awards:

On May 7, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Pharmacopeia, Inc. (the “Company”), granted the following restricted stock awards to the Company’s principal executive officer, principal financial officer and other named executive officers:

Name and Principal Position	Restricted Stock Awards
Joseph A. Mollica Chairman of the Board and Interim President and Chief Executive Officer	55,000

Rene Belder Senior Vice President, Clinical Development	40,000

Stephen C. Costalas Executive Vice President and General Counsel	35,000

Brian M. Posner Executive Vice President and Chief Financial Officer	30,000

The restricted stock awards were issued pursuant to the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan, as amended from time to time (the “2004 Plan”), as incentive awards to the executive officers based on the fair market value of the Common Stock on May 7, 2008, as defined in the 2004 Plan, of $3.47.  Dr. Mollica’s award was granted to him pursuant to his interim employment agreement with the Company described below and it will vest in four equal tranches upon the achievement of four different performance metrics.   The other restricted stock awards will vest as follows:  fifty percent (50%) on December 31, 2008 and the remainder on June 1, 2009, provided that the executive continues employment with the Company from the date of the grant through the vesting date or the occurrence of an event enumerated below.

In the event of termination of employment of the executive officer by reason of death, disability, or retirement, or involuntary termination of employment by the Company without Cause (as defined in the 2004 Plan), the restricted stock awards will vest fully and, in the event of termination for any other reason, any unvested restricted stock awards will automatically terminate and be forfeited as of the date of the executive’s termination of employment.  The restricted stock may not, among other things, be encumbered by the executive officer in favor of any party or assigned or transferred by the executive officer otherwise than by will or the laws of descent and distribution.   Upon a Change in Control (as defined in the 2004 Plan), the outstanding stock awards will become immediately and fully vested, unless the restricted stock awards are assumed by the successor corporation and are substituted with restricted stock awards involving the common stock of the successor corporation with equivalent value and on terms and conditions no less favorable than those of the restricted stock awards described above.

Once the restricted stock awards are vested, the executive officer shall have all of the rights of a stockholder of the Company with respect to the restricted stock, including voting rights.  Irrespective of whether the restricted stock awards are vested or unvested, if any cash dividends are paid with respect to shares of the Company’s common stock, the Company will pay the executive officer, in cash, the amount of dividend that would have been distributed if the shares of restricted stock credited to the executive officer’s account at the time of such dividend payment were unrestricted shares of common stock.  The shares of restricted stock were issued to the executive officers pursuant to a registration statement on file with the Securities and Exchange Commission.

Interim Employment Agreement:

On May 12, 2008, the Company entered into an Interim Employment Agreement (the “Interim Employment Agreement”) with Joseph A. Mollica, Ph.D., the Company’s Chairman of the Board and Interim President and Chief Executive Officer.  The Interim Employment Agreement is effective as of April 10, 2008 and the term (the “Term”) will continue for three months following the date on which a successor President and Chief Executive Officer of the Company commences his or her employment (“Successor Commencement Date”).  On the Successor Commencement Date, Dr. Mollica will resign as the Company’s Chairman of the Board but he may, at his option, continue to serve as a Class II director on the Board for the remainder of his current Class II director term, which expires at the 2009 annual meeting of stockholders.

During the Term, Dr. Mollica will be paid an annual salary of $405,000 (“Base Salary”) for his service (i) as Chairman of the Board and Interim President and Chief Executive Officer prior to the Successor Commencement Date and (ii) assisting with, at the Company’s option, a three-month transition period beginning with the Successor Commencement Date.  Following the conclusion of the Term, Dr. Mollica’s compensation will revert to an annualized amount of $100,000, the level of compensation he had been receiving as Chairman of the Board.  This compensation will be paid in monthly installments through April 30, 2009.

For calendar year 2008, Dr. Mollica will be eligible to participate in the Company’s Bonus Program for Senior Management for calendar year 2008 (the “2008 Bonus Program”).  His annual bonus target (“Target Bonus”) under the 2008 Bonus Program will be nine-twelfths (9/12) of fifty percent (50%) of his Base Salary and payments to him under the 2008 Bonus Program will be determined based on the Company’s actual performance versus approved corporate goals and objectives for 2008.  Dr. Mollica will remain eligible for bonus payments under the 2008 Bonus Program even if his employment under the Interim Employment Agreement ends prior to December 31, 2008, provided that the Compensation Committee determines that he assisted in the successful identification and retention of a successor President and Chief Executive Officer and in a successful transition period.  If Dr. Mollica’s employment with the Company under this agreement extends into 2009, the Company and he have agreed to meet to negotiate an appropriate bonus arrangement for 2009.

In recognition of Dr. Mollica’s agreement to serve as Interim President and Chief Executive Officer, (i) he was granted 55,000 restricted stock awards pursuant to the 2004 Plan, as described above, and (ii) all of his outstanding stock option agreements with the Company to purchase shares of Company common stock will be amended to provide that unless Dr. Mollica is terminated for Cause (as defined in the Interim Employment Agreement) or he voluntarily terminates his employment, he will be permitted to exercise the options that vest under such agreements for the full remainder of the respective terms of such options, irrespective of his status with the Company at the proposed time of exercise.

The Interim Employment Agreement may be terminated by either party for any reason on ninety days’ notice.  Dr. Mollica’s employment may be terminated for Cause, under the Interim Employment Agreement, at any time upon delivery of written notice of such termination and he will not be entitled to receive a pro-rata bonus for the calendar year in which such termination occurs.  If Dr. Mollica’s employment is terminated without Cause in connection with a Change of Control (as defined in the Interim Employment Agreement), (i) the Company will pay Dr. Mollica a lump sum equal to two times the amount of his annual Base Salary then in effect, (ii) all of Dr. Mollica’s unvested stock options will immediately vest, (iii) Dr. Mollica will receive a lump sum payment equal to two times the Target Bonus and (iv) the Company will pay Dr. Mollica all other accrued, but unpaid, compensation up to the date of his termination.

A copy of the Interim Employment Agreement is attached to this Report as Exhibit 10.1 and the foregoing summary is qualified in its entirety by the agreement as attached hereto.

Section 8 – Other Events

Item 8.01 Other Events.

                                                On April 30, 2008, the independent members of the Board elected Bruce A. Peacock to serve as the Board’s lead independent director as of May 8, 2008.  Mr. Peacock is one of the Company’s Class III Directors and he has served as a Company director since April 2004.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Interim Employment Agreement by and between the Registrant and Joseph A. Mollica

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner
Executive Vice President, Chief Financial Officer and
Treasurer

Date: May 13, 2008